_______________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
_____________________

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 5, 2007
____________________

MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

______________________

Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)
____________________

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000
____________________

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________________________________________________________________

Item 1.01.     Entry into a Material Definitive Agreement

On January 5, 2007, MapInfo Corporation (the "Company"), through its wholly owned subsidiary MapInfo Realty LLC ("MapInfo"), entered into an amendment (the "Amendment") to the Ground Lease Agreement dated January 31, 2001 between MapInfo and Rensselaer Polytechnic Institute (the "Ground Lease"). The following summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Amendment was entered into in connection with MapInfo's contemporaneous purchase of the building adjacent to its owned corporate headquarters facility at One Global View, Troy, New York. The land upon which the owned corporate headquarters resides is subject to the original Ground Lease. Pursuant to the Amendment, the land upon which the adjacent building resides was added to the Ground Lease for an additional one-time rental payment of $1,803,360. In addition, the term of the Ground Lease was extended by approximately three years to June 30, 2053.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

     The following Exhibit is filed with this Form 8-K.

Exhibit No.	Description

10.1	Second Amendment to Ground Lease Agreement dated January 5, 2007 between MapInfo Realty LLC and Rensselaer Polytechnic Institute

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: January 11, 2007	By: /s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index
Exhibit
Number	Description of Exhibit
10.1	Second Amendment to Ground Lease Agreement dated January 5, 2007 between MapInfo Realty LLC and Rensselaer Polytechnic Institute